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PROXY

                             ROHN INDUSTRIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS--MARCH 22, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Brian B. Pemberton and Gene Locks, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, $.01 par value per share, of ROHN Industries, Inc. that the undersigned could vote if personally present at the Annual Meeting of
Stockholders of ROHN Industries, Inc. to be held at                 , Chicago,
Illinois      , on Monday, March 22, 1999 at 10:00 a.m., local time, and any adjournment thereof:

                   (Continued and to be signed on other side)
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                             ROHN INDUSTRIES, INC.
                  Mark your vote in oval using dark ink only.

---------------------
Common

1. Approval and adoption of the Agreement and Plan of Merger, dated as of December 22, 1998, attached as Appendix A to the Proxy Statement/Prospectus that has been transmitted in connection with the Annual Meeting, pursuant to which PiRod Holdings, Inc. will merge with and into ROHN Industries, Inc., all as described in said Proxy Statement/Prospectus.

                FOR                  AGAINST                ABSTAIN
                [_]                    [_]                    [_]

2. Election of Directors
  Nominees:
            John H. Laeri, Jr.       Michael E. Levine      Gene Locks
            Darius W. Gaskins, Jr.   Brian B. Pemberton     Myron Noble
            Paul H. Spinale          [NAME]                 [NAME]
            Marc B. Wolpow



                              FOR ALL NOMINEES
                           EXCEPT ANY WHOSE NAME
                            THE UNDERSIGNED HAS
            FOR ALL             CROSSED OUT                 WITHHOLD
              [_]                   [_]                       [_]

3. Approval of the ROHN Industries, Inc. 1999 Stock Option Plan.

                FOR                AGAINST                ABSTAIN
                [_]                  [_]                    [_]

4. In their discretion, on any other matter that may properly come before the meeting.

                                          If no specific instructions are
                                          provided, this proxy will be voted
                                          FOR the nominees for directors and
                                          FOR proposals 1 and 3.

                                                    Dated: ______________, 1999

                                          Signature(s) ________________________

                                          -------------------------------------

                                          Please sign exactly as your name
                                          appears and return this proxy
                                          immediately in the enclosed reply
                                          envelope.